EXHIBIT 3.4

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                        OF RAVEN MOON INTERNATIONAL, INC.

Pursuant to Chapter 607 of the Florida Statutes, "Articles of Amendment,"

1.   The name of the corporation is: Raven Moon International, Inc.

2. The Articles of Incorporation of Raven Moon International, Inc. are hereby amended as follows:

                                   ARTICLE IV
                                  Capital Stock
                                  -------------

     The aggregate number of shares of capital stock that this corporation shall be authorized to have outstanding at any one time shall be ten million shares of common stock at $.0001 par value per share and five million shares of preferred stock at $.0001 par value per share. Each share of issued and outstanding common stock shall entitle the holder thereof to participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

3. The date of adoption by the Board of Directors of the resolution approving the reverse split was June 17, 1999 to be effective at the close of business on June 25, 1999.

4. The 20,842,906 shares of issued and outstanding common stock of the corporation as of June 17, 1999, shall be reversed split at a ration of ten to one resulting in 2,084,290 common stock issued and outstanding. There are no preferred shares outstanding. No fractional shares will be issued. Shares will be rounded to the nearest whole number.

5. The foregoing Amendment was adopted by the Board of Directors and Shareholder consent was not required pursuant to Florida Statute 607.10025.

                                            RAVEN MOON INTERNATIONAL, INC.

                                            By:  /s/  Wallace L. Strawder
                                               --------------------------------
                                                      Wallace L. Strawder,
                                                      President


                                            RAVEN MOON INTERNATIONAL, INC.

                                            By:  /s/  Wallace L. Strawder
                                               --------------------------------
                                                      Wallace L. Strawder,
                                                      Secretary


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                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                        OF RAVEN MOON INTERNATIONAL, INC.
                               DATED JUNE 17, 1999

1.   The name of the corporation is: Raven Moon International, Inc.

2. The date of adoption by the Board of Directors of the resolution approving the reverse split was June 17, 1999, to be effective at the close of business on June 25, 1999.

3. The foregoing amendment to the Articles of Incorporation does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not result in the percentage of authorized shares that remain unissued after the reverse split exceeding the percentage of authorized shares that were unissued before the reverse split.

4. The 20,842,906 shares of issued and outstanding common stock of the corporation as of June 17, 1999, shall be reverse split at a ratio of ten to one resulting in 2,084,290 common stock issued and outstanding. There are no preferred shares outstanding. The authorized number of preferred shares shall be reduced from 50,000,000 to 5,000,000. No fractional shares will be issued. Shares will be rounded to the nearest whole number.

5. The Articles of Incorporation of Raven Moon International, Inc. are hereby amended as follows:

                                   ARTICLE IV
                                  Capital Stock
                                  -------------

     The aggregate number of shares of capital stock that this corporation shall be authorized to have outstanding at any one time shall be ten million shares of common stock at $.0001 par value per share and five million shares of preferred stock at $.0001 par value per share. Each share of issued and outstanding common stock shall entitle the holder thereof to participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

6. The reverse split is to be effective at the close of business on June 25, 1999.

7. Within thirty (30) days from June 25, 1999, the corporation shall give written notice to its shareholders setting forth the material terms of the reverse split.

8. Upon the effectiveness of the reverse split, the authorized shares of the classes or series affected by the reverse split shall be reduced by the same percentage by which the unissued shares of such class or series were reduced as a result of the reverse split, unless the articles of incorporation otherwise provide.

                                            RAVEN MOON INTERNATIONAL, INC.

                                            By:  /s/  Wallace L. Strawder
                                              ---------------------------------
                                                      Wallace L. Strawder,
                                                      President

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